      [LETTERHEAD FOR MAYOR, DAY, CALDWELL & KEETON, L.L.P. APPEARS HERE]


                                                                       EXHIBIT 5
                                                                       ---------
                                  May 16, 1996

Vallen Corporation
13333 Northwest Freeway
Houston, Texas 77040

          Re:  The Vallen Corporation 1993 Non-Employee Director
               Stock Option Plan

Dear Sirs:

     We have acted as counsel for Vallen Corporation, a Texas corporation (the "Company"), in connection with the proposed offering of up to 30,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company pursuant to the Company's 1993 Non-Employee Director Stock Option Plan (the "Plan").

     In connection therewith, we have examined among other things, the Articles of Incorporation and the Bylaws of the Company, and the relevant corporate proceedings with respect to the registration statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission for the registration of the Common Stock under the Securities Act of 1933, as amended (the "Registration Statement").

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the shares of Common Stock to be issued by the Company, when issued in accordance with the Plan, subject to the Registration Statement becoming effective under the Securities Act of 1933, as amended, and to compliance with applicable Blue Sky laws, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under "Interest of Named Experts and Counsel" in the Prospectus forming a part of the Registration Statement.

                              Very truly yours,


                              /s/ MAYOR, DAY, CALDWELL & KEETON, L.L.P.
                              -----------------------------------------
                              MAYOR, DAY, CALDWELL & KEETON, L.L.P.